                                                                   EXHIBIT 10.17

                                   AMENDMENT
                                    TO THE
                          RETAINER CONTINUATION PLAN
                 FOR INDEPENDENT DIRECTORS OF THE DIME SAVINGS
                             BANK OF NEW YORK, FSB

                      (Effective as of December 31, 1996)


          1.   Article I of the Plan is amended to renumber Sections 1.5 through
1.10 as Sections 1.6 through 1.11, respectively, and to add a new Section 1.5 to read as follows:

          "1.5" Deferred Compensation Plan" means the Dime Bancorp, Inc.
                ---------------------------
          Voluntary Deferred Compensation Plan for Directors, as in effect on January 1, 1997 and as it may thereafter be amended from time to time."

          2. Article II of the Plan is amended in its entirety to read as follows:

                                  "ARTICLE II

                                  Participants
                                  ------------

               Except as provided below, any person who on or after the effective date of the Plan is an Independent Director of the Bank shall be a Participant in the Plan. In addition, any person who on the effective date of the Plan is an independent director of a subsidiary of the Bank who has completed five or more Years of Service shall be a Participant in the Plan. Notwithstanding anything herein to the contrary, an individual who either (i) first becomes an Independent Director of the Bank or an independent director of a subsidiary of the Bank after December 31, 1996, or (ii) elects, in accordance with
          Section 4.6, to convert his or her Plan Benefit into its present value to be transferred to the Deferred Compensation Plan, shall not be eligible to participate in the Plan."

          3. The first sentence of Section 4.1 of the Plan is amended to read as follows:

          "Except as provided in Section 4.6, a Participant who ceases to be an Independent Director shall be entitled to a Plan Benefit, to the extent vested, in an annual amount equal to the basic annual retainer paid by the Bank to its Independent Directors for the calendar year in which the Participant ceased to be an

          Independent Director of the Bank, payable in a single life annuity commencing at age 65."

          4. Section 4.1 of the Plan is amended to add at the end thereof the following:

          "Notwithstanding anything herein to the contrary, if the total amount of benefits received by a Participant and payable in the form of a single life annuity prior to the Participant's death is less than the Present Value, as described in Section 4.6, of the Participant's Plan Benefit, then an amount equal to the excess of such Present Value over the aggregate amount of the benefits received by the Participant will be paid in a single lump sum to the Participant's Beneficiary as soon as reasonably practicable following the Participant's death. Further, notwithstanding anything herein to the contrary, if in the case of Plan Benefits payable in the form of a period certain or joint and survivor annuity, or payable to a Participant's Beneficiary as a death benefit under Section 4.3, the total amount of benefits received by the Participant and his or her Beneficiary prior to the death of the survivor of the Participant and his or her Beneficiary (or, if earlier, on the date when all Plan Benefits have otherwise been paid under the applicable form of payment) is less than the Present Value, as described in Section 4.6, of the Participant's Plan Benefit, then an amount equal to the excess of such Present Value over the aggregate amount of benefits received by the Participant and his or her Beneficiary will be paid in a single lump sum to the Beneficiary or, if such Beneficiary shall have predeceased the date such amount is payable, to the estate of the survivor of the Participant and his or her Beneficiary as soon as reasonably practicable."

          5.   Article IV of the Plan is amended to add at the end thereof a new
Section 4.6 to read as follows:

          "4.6  Conversion of Plan Benefit.
                --------------------------

          (a) In accordance with such rules and procedures as the Committee or its delegatee may prescribe, each Participant who is a director of the Bank or a subsidiary of the Bank on December 31, 1996 may elect that his or her Plan Benefit be converted into its Present Value (as defined in subsection (b) below) and that such Present Value be transferred to, and administered in accordance with the provisions of, the Deferred Compensation Plan. If a Participant makes the election described in the preceding sentence, then following such conversion and transfer of his or her Plan Benefit to the Deferred Compensation Plan, no benefits shall be payable to such Participant under the Plan. However, in the event a Participant does not elect to convert and transfer his or her Plan Benefit to the

     Deferred Compensation Plan, such Participant's Plan Benefit shall be payable in accordance with the applicable provisions of the Plan.

     (b) For purposes of this Section 4.6, the Present Value of a Participant's Plan Benefit shall be based on the Plan Benefit accrued as of January 1, 1997 reflecting service as an Independent Director through December 31, 1996 or, if later, to the fifth anniversary of the commencement of service as an Independent Director. In determining the Present Value of a Plan Benefit, as described in the preceding sentence, service as an Independent Director shall include service as a member of the Board of Directors of Anchor Savings Bank FSB ("Anchor"), provided such director was not then an officer or employee of Anchor or a parent or subsidiary of Anchor. A Participant's accrued Plan Benefit, as described in this subsection (b), shall be converted into a lump sum Present Value based on an interest rate of 7.5% and the 1983 Group Annuity Unisex Mortality Table, which Present Value amount shall be determined after assuming an increase in the amount of the annual retainer otherwise payable at the rate of 3.5% per annum commencing on January 1, 1997 and continuing through the later of (i) the date the Participant attains age 65 or (ii) the fifth anniversary of the earlier of the commencement of such Participant's service as an Independent Director or as an independent director of Anchor or a parent or subsidiary of Anchor."